Exhibit A

JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

Date: June 12, 2020

HUANG RIVER INVESTMENT LIMITED
By:	/s/ James Gordon Mitchell
Name: James Gordon Mitchell Title: Authorized Signatory

TENCENT HOLDINGS LIMITED
By:	/s/ James Gordon Mitchell
Name: James Gordon Mitchell Title: Authorized Signatory